UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 6, 2006

Material Sciences Corporation

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	01-8803	95-2673173
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 East Pratt Boulevard

Elk Grove Village, Illinois 60007

(Address of Principal Executive Offices, including Zip Code)

(847) 439-2210

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)	Not applicable.

(b)	Resignation of Chief Financial Officer. On February 6, 2006, Jeffrey J. Siemers informed the Board of Directors that he plans to leave his position as Executive Vice President, Chief Administrative and Financial Officer and Secretary of Material Sciences Corporation (“MSC”), to pursue another opportunity. Mr. Siemers is timing his departure to coincide with the expected completion of the company’s year-end financial audit and Annual Report on Form 10-K. Mr. Siemers’ resignation was not a result of any disagreement with MSC. MSC has commenced a search for Mr. Siemers’ successor.

A copy of the press release announcing Mr. Siemers’ resignation is being filed as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

(c)	Not Applicable

(d)	Not Applicable

Item 8.01. Other Events

On February 8, 2006, MSC announced that its board of directors has authorized the repurchase of up to one million shares of common stock. The share repurchases will be made from time to time on the open market at MSC’s discretion, subject to market conditions and other factors, and will be funded with internally generated cash. As of January 3, 2006, MSC had 14,682,766 shares outstanding.

A copy of the press release announcing the repurchase program is being filed as Exhibit 99.2 to this Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibit No.	Document
	99.1	Press Release dated February 7, 2006.

	99.2	Press Release dated February 8, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATERIAL SCIENCES CORPORATION

/s/ Jeffrey J. Siemers
By:	Jeffrey J. Siemers
Its:	Executive Vice President, Chief Administrative and Financial Officer and Secretary

Date: February 8, 2006